UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2016

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on February 24, 2016. Of the 31,367,895 shares of common stock entitled to vote, 29,599,795 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	23,245,898	3,687,501	4,994	2,661,402
Greg R. Gianforte	26,872,226	61,031	5,136	2,661,402
Braden R. Kelly	26,404,490	518,671	15,232	2,661,402
James D. Kirsner	26,870,773	62,484	5,136	2,661,402
William J. Lansing	26,872,854	60,358	5,181	2,661,402
Marc F. McMorris	26,817,311	105,977	15,105	2,661,402
Joanna Rees	26,759,107	175,382	3,904	2,661,402
David A. Rey	26,871,284	61,923	5,186	2,661,402

Item No. 2:	The stockholders approved and ratified amendments to the Company’s 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,461,650	3,429,979	46,764	2,661,402

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
18,549,980	6,577,224	1,811,189	2,661,402

Item No. 4:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
29,234,922	353,823	11,050

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: February 26, 2016	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary